Consolidated Report of Condition of

THE BANK OF NEW YORK

of One Wall Street, New York, N.Y. 10286

And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business March 31, 2007, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

ASSETS	Dollar Amounts In Thousands
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin....................................	1,859,000
Interest-bearing balances...................	12,315,000
Securities:
Held-to-maturity securities.................	1,572,000
Available-for-sale securities...............	20,948,000
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices.....	491,000
Securities purchased under agreements to Resell...........................................	153,000
Loans and lease financing receivables:
Loans and leases held for sale...............	0
Loans and leases, net of unearned income.......................................	31,479,000
LESS: Allowance for loan and lease losses..................................	289,000
Loans and leases, net of unearned income and allowance.....................	31,190,000
Trading assets...................................	3,171,000
Premises and fixed assets (including capitalized leases)............................	844,000
Other real estate owned........................	2,000
Investments in unconsolidated subsidiaries and associated companies....................	340,000
Not applicable
Intangible assets:
Goodwill.......................................	2,714,000
Other intangible assets........................	966,000
Other assets.......................................	7,043,000

Total assets.......................................	83,608,000
LIABILITIES
Deposits:
In domestic offices............................	26,775,000
Noninterest-bearing...........................	16,797,000
Interest-bearing..............................	9,978,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs.......................	33,309,000
Noninterest-bearing...........................	702,000
Interest-bearing................................	32,607,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic Offices.......................................	712,000
Securities sold under agreements to Repurchase..................................	129,000
Trading liabilities..............................	2,321,000
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases).......	3,621,000
Not applicable
Not applicable
Subordinated notes and debentures...........	2,255,000
Other liabilities..................................	5,933,000
Total liabilities...................................	75,055,000
Minority interest in consolidated subsidiaries.....................................	161,000
EQUITY CAPITAL
Perpetual preferred stock and related surplus..........................................	0
Common stock...................................	1,135,000
Surplus (exclude all surplus related to preferred stock)................................	2,143,000
Retained earnings................................	5,430,000
Accumulated other comprehensive income...	-316,000

Other equity capital components...............	0
Total equity capital..............................	8,392,000
Total liabilities, minority interest, and equity capital...........................................	83,608,000

I, Thomas P. Gibbons, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas P. Gibbons,

Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas A. Renyi Gerald L. Hassell Catherine A. Rein	Directors